EXHIBIT 99.2

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                       FINANCIAL COMMUNITY PRESENTATION

                          KENNETH I. CHENAULT REMARKS
                               FEBRUARY 5, 2003
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Thanks, Ron.

Good afternoon.

Welcome to our first financial community meeting of the year.

Let me open with today's agenda.

I will use the opening 20 minutes or so to review our 2002 performance.

I'll go over our financial results, as well as the progress we made during the year to strengthen our business position.

I will also give you some perspective on our outlook for the moderate to long-term.

Since our progress at Financial Advisors remains a topic of interest for many of you, we decided to cover this business in greater depth today.

Jim Cracchiolo and 3 members of his executive team will take you through..........

o        the progress we're making at Financial Advisors,
o        and how we're leveraging our competitive advantages for future growth.

As these are the business leaders responsible for implementing much of AEFA's strategy, I thought it would be useful for you to hear about our actions and plans directly from them.

As always, the last hour or so will be available for you to ask any questions you may have of me or other members of our management team.

                              * * * * * * * * * *

Let me turn to the company's performance for 2002.

As you know, 2002 brought with it a number of environmental challenges:

o        weak economies in markets around the world;

o        significant volatility and an overall decline in the equity markets;

o And, in the latter half of the year, we faced -- and continue to face -- an uncertain international political environment, including, as you know, the possibility of war in Iraq.

We entered 2002 with a cautious view of the environment, and therefore developed business plans in line with our conservative outlook.

As the year progressed, on the positive side of the equation, we saw the benefit of:

o        relatively low interest rate levels;

o        very strong credit performance;

o        and modest growth in spending by consumers.

The environment clearly provided more challenges than benefits.

But, even with those challenges, we kept our focus on actions we could control and continued to invest in the business.

As a result I feel very good about our full year performance.

On a GAAP basis for the year:

o        Earnings per share were up by 105%........

o        Return on equity (as calculated on a trailing 12 month basis) was
         20.6%; and.......

o        Revenue growth was 5%.

As you know, our 2001 financial results included a number of significant items which served to depress our year-ago results, and help to explain why earnings more than doubled in 2002.

Nevertheless, even after considering these items, our underlying earnings growth was quite strong, and we moved back in the direction of our long-term financial targets.

On an overall basis I view our earnings performance, and the quality of those earnings, as quite positive.

The flexibility added to our business models over the last two years allowed us to generate solid growth in current earnings....... even with a weak revenue environment .......... and while absorbing significantly higher levels of marketing and other investments.

In addition, we continued to make improvements in our risk profile, leading to a stronger consolidated balance sheet.

For example:
o Our card reserve coverage ratios of past due balances improved for both charge and lending;

o        We increased our reserves for potential merchant bankruptcies;

o And we strengthened reserves within our commercial mortgage portfolio at Financial Advisors.

At last year's meeting, I told you about the signposts I'd be using to measure the company's 2002 performance. These signposts represented the 5 business areas most critical to our overall performance.

And, as our strategic focus won't be changing in 2003, they'll continue to be priorities for us this year.

Here's how we did.  I'll start with our company-wide signposts.

Are we making progress in continuing to improve our margins?

Throughout the year margin improvement was an important priority for the organization.

We continued to reengineer our processes and, as a result, saw improvements in operating expenses and provision.

On a consolidated basis, our reengineering actions delivered better than expected results, surpassing the $1 billion target we set for ourselves at the beginning of 2002.

Workforce reductions accounted for a significant portion of the savings achieved in 2002.

Our workforce is down 15% against our base at the beginning of 2001.

At TRS, the most significant reductions occurred within our Corporate Travel business........ while at Financial Advisors reductions occurred across the company, from our field leadership to the back office.

At the Bank, reengineering actions reduced the workforce by several hundred employees.

Employee levels on a reported basis have recently increased due to the buyout of our joint venture partner in Brazil, which moved these JV employees onto our payroll.

But workforce actions were just one element of the reengineering benefits we delivered.

Another significant component of our margin improvement - and one that is particularly important to sustainability - relates to the internet.

We continue to take advantage of our existing internet platforms by shifting additional volumes to the web.

o Within the U.S. 80% of our card servicing transactions are now available online.

         In fact, we have more online interactions with customers than we do by telephone or in person.

o As an example at AEFA, 66% of all 401(k) transactions are now done on the net, saving valuable service resources.

While we've made good progress at shifting volumes, a lot of opportunity still remains.

For example:

o In Corporate Travel, only 14% of client transactions were booked online last year;

o In U.S. Card, only 1% of cardmember statements are delivered via the web;

o And, at Financial Advisors, only 7% of our retail client base is enrolled for online access.

Each of our businesses has specific plans in place to move more volumes to the web.

With the majority of our online servicing capabilities built and paid for, we expect the internet to generate sustainable margin improvement for us over the near to moderate term.

In addition to the internet, we also expect to see short and moderate-term reengineering benefits in a number of other areas.

We've already delivered significant savings through improved procurement processes.

But with an indirect cost base of over $5 billion, we expect to see further savings as more and more purchases are put under centralized control.

Fraud is another good story for us.

As a result of reengineering, our fraud provision rate dropped by 45% over the last 2 years.

And, as we roll-out additional actions, we expect our cumulative fraud reengineering savings to more than double by 2005.

A third key initiative is Global Infrastructure Optimization.

As we've discussed before, GIO increases our economic flexibility by leveraging customer service capabilities and educated workforces around the world.

We've already taken advantage of opportunities such as this to service:

o        Japanese cardmembers out of Australia,
o        European cardmembers in Madrid
o        and U.S. cardmembers and financial service clients in India.

While we will always maintain some level of local servicing in major markets, our opportunity to shift certain types of transactions to lower cost markets continues to be substantial.

Over the next few years we expect to ramp this activity up even further.

To give you some perspective, the 3 examples I just mentioned represent approximately a quarter of our total 2002 reengineering savings - not an insignificant proportion.

And, as you saw, a great deal of potential remains.

So looking at our overall margin performance I feel good about the benefits we delivered.

But, even more importantly, I feel good about the nature of our actions - specifically, the momentum of our efforts, and the progress we're making in bringing our margins back to 1996 levels.

Margin improvement will remain a priority for 2003.

And, based on the reengineering opportunities currently identified or underway, our target is to deliver another $1 billion in benefits again this year.

The second signpost for the company focused on growth.

Are we on the offensive in terms of growth, launching products and services, signing deals and partnerships, outperforming the competition?

The benefits we've gained from our business model improvements over the last two years have allowed us to direct a significant portion of our investment dollars to growth initiatives.

Going into the year we had a robust list of profitable growth opportunities from which to choose.

And, as we told you in the 3rd quarter, our confidence in these opportunities was such that we made a deliberate tradeoff between current earnings and investments in growth.

This can be seen most clearly in our marketing line.

In the 4th quarter we continued our trend of increasing our marketing dollars at TRS year over year.

This growth is in contrast to a number of our peers, several of whom reduced marketing to offset the weak environment.

Our spending at TRS is now back to our levels of 2000, and I feel very good about our ability to scale up our marketing investments.

So, while it is good that we were able to spend more, the better news is that this spending produced visible results.

As we told you in the third quarter, we expected our investments to generate momentum in our fourth quarter metrics, and they did.

We grew cards, launched new products and signed new deals.

We brought on our highest level of new cards since the first quarter of 2001.

Each of our card businesses had strong acquisition performance in the quarter, including U.S. consumer, U.S. small business, International and Global Network Services.

Our acquisition efforts in the U.S. and international are increasingly focused on products that provide value and drive spending through incentives and rewards.

Contributing to our recent card growth has been the good early performance of our new charge card products with embedded rewards, and our new cash rebate product.

Together these products accounted for almost 500,000 new cards in 2002, mostly in the 4th quarter.

As we've discussed, rewards-based products not only support our proprietary merchant network with higher spending, but have favorable economics in terms of attrition, credit and payment. In addition to these recent product launches, we continue to grow other reward-based lending products such as Delta and Costco, and are enrolling an increasing number of Blue cardmembers into Membership Rewards.

Let me just say a few words about Blue before moving on.

Across the lending arena, and particularly for our Blue product, we carefully monitor industry activity and will selectively adjust our APR pricing to be competitive.

But, let me tell you, we will not lead the pack in moving to irrational pricing levels....... and we don't think we have to given our value proposition.

Many of our peers rely heavily on AR to drive their business models.

And, in order to sustain their metrics, they require ever-higher levels of balance growth.

While some of the recent low APR offers in the market may gain them balances, it will be at a significant cost to their margins.

As we've shared with you in the past, our lending portfolio has a breadth and depth of products -- products intended to meet the needs of various customer segments.

Several sizable components of our portfolio have value propositions that are not centered on APR, but on other elements of value - for example: rewards on Costco and Delta products, and the cash float flexibility of our Lending on Charge products.

For these products, we can support a higher APR, earn more spread revenue, and provide a more stable earnings stream.

Now, returning to growth...............

Our new charge card and cashback product are just two examples of the growth momentum we built during the year.

o We also launched over 100 proprietary card products across international.

o We delivered a number of key account signings in Corporate Services, such as Accenture, Unisys and P&G.

o We agreed on an important travel distribution deal with American Airlines.

o And, we signed a number of important partnerships, including:

-        new GNS issuers such as Toyota Finance in Japan and Lotte in Korea,
-        new Membership Rewards partners such as Home Depot and Toys "R" Us,
- and new partners in our Small Business Everyday Savings program, such as Staples and Kinko's.

Financial Advisors also expanded their product portfolio, launching a number of new sub-advised funds, insurance products and our American Express ONE (SM) Financial Account.

But I'll leave the details of AEFA's progress in this area to Jim and his team later on.

As you can see, even with all that was going on externally this year, we stayed on the offensive in terms of growth.

We expect our 2002 launches and initiatives - as well as growth initiatives planned for 2003 -- to further improve our market position over the moderate to long-term.

The next signpost related specifically to Financial Advisors..............

Have we generated traction against our strategy, as measured by improvements in our metrics and earnings?

You'll be hearing about Financial Advisors at length from Jim and his team, but I believe we made solid progress during the year.

While earnings performance was still weak given the environment, we gained traction in a number of key areas, including: investment performance, product breadth, and advisor growth.

We are still not where we need to be from an overall performance standpoint but, as you'll see, we are clearly moving forward.

The next signpost is specific to TRS.

Depending on the level of improvement to the economy, is our billed business growing across each of our products and markets?

As you can see, our billed business growth trend was quite positive during the year.

Corporate billings continued to be weak, but consumer spending in the U.S., Canada, Europe and Asia remained relatively strong throughout the year.

On an absolute basis, our 4th quarter growth rate of 13% was quite strong.

We recognize that this growth was off a lower base in 2001, but, nonetheless, our level of 4th quarter billings did represent a record quarter for us.

But, in addition to just looking at our absolute growth, we also look at our relative performance.

Against this comparison, we stack up fairly well.

Our billings growth of 13% in the 4th quarter was generally in line with our top performing peers.

These volumes also translated into solid growth in loan balances year over year, where we grew at a rate equal to or better than all other issuers except for Capital One.

Looking just at the 4th quarter is perhaps a better way to see our momentum.

Comparing loan balances in Q4 against Q3, our growth of 8% on a managed basis was the highest in our peer group. Loan growth in our owned portfolio was 15% versus last quarter.

The final signpost is also for TRS.

Is credit performing within our expectations, given the environment and the unemployment rate?

I believe our credit performance has been very strong.

And credit management continues to be a very good story for us.

In terms of quality, our loss and delinquency trends improved in the 4th quarter.

Our charge card product continues to perform exceptionally well - with our worldwide loss rate now down to an historic low.

We continue to see good credit performance in our U.S. loan portfolio.

As international is becoming a larger component of our worldwide balances, we also thought it would be useful to show you the writeoff rates for this segment.

Both the rates and the trends for international generally track against our U.S. experience.

                                * * * * * * * *

With so much uncertainty in the external environment, our goal was to focus on the elements of the business we could control - for example:

o        Investing in growth...............

o Implementing our reengineering plans and delivering against our targets.

o And carefully managing our credit performance, which is particularly important in light of the environment.

Even with weak revenue growth, we delivered strong earnings, while increasing our investments.

And reengineering further improved the flexibility of our business models, increasing my confidence in the sustainability of our performance.

I am very proud of what the organization achieved this year.

                                * * * * * * * *

There are two other accomplishments I want to mention which, while not having a direct impact on the bottom line, are nonetheless important to our future performance.

The first relates to the strength of our organization.

Over the last 2 years, our leadership team and our employees have dealt with a significant amount of change, including a 15% reduction in the workforce.

One accomplishment I am quite proud of is that we have kept the organization focused and motivated throughout this time.

And this is not just based on anecdotes.

o Our internal employee survey, which we conduct annually, showed improvements in employee satisfaction for the 7th year in a row;

o And, in the recent Fortune Survey on Best Companies to Work for in the U.S., our ranking moved from #91 to #36, exceeding our prior best of #77 in 2000.

Given the challenges we face and the goals we want to accomplish, a motivated work force is essential for any service company - and particularly for us given the strong association between service and our brand.

Over the last 2 years:

o        our organization has become tougher;

o our executional abilities have improved even further, given all of the change we had to manage;

o and our employees have become more resilient, while generally remaining very positive about their work and the company.

The second accomplishment I want to mention relates to our corporate focus.

One reason I believe we made good progress in 2002 is that we were able to focus most of our time and attention on growth initiatives and business model improvements.

We had more time to spend on tactics during the year because we didn't have to spend time questioning and reassessing our strategies and direction.

While we continually review and evolve our business strategies, I believe we have the basic questions answered..............

o We know what businesses we are in - global payments and retail financial services.

o We know how we want to be positioned with our customers - as a premium provider of value.

o And we know how we want to conduct our business - in accordance with our corporate values, and therefore, in accordance with what our brand strands for - integrity, trust, quality, customer commitment and service.

Having this clarity, particularly while many other companies are searching for a similar understanding, allows us to be more focused in delivering against our growth objectives.

                               * * * * * * * * *

So, how does all of this translate into my outlook for the company over the moderate to long-term?

I continue to be optimistic, and for a number of reasons:

o        The strength and flexibility of our business models;

o The range of growth opportunities we have and the priority we've placed on pursuing them; and

o        The direction and focus of our organization.

In July I gave you some historical perspective on our business.
I mentioned that, as we looked back over the period from 1980 to 2000, the company had the benefit of a robust environment.

o The S&P 500 had appreciated 12% on a compounded basis - including 16% growth from 1995 to 2000.

o        And, our 20 year compounded billings growth was 14%.

It was during this time period that our current financial objectives were set
- 12% to 15% EPS growth, 8% revenue growth, and 18% to 20% ROE - on average and over time.

Against the backdrop of today's environment, 20 years of 14% billings growth and 12% market appreciation seems very optimistic.

Now, as we prepare our outlook, we use what we consider to be modest assumptions: growth in the average S&P of 8%, and billings growth of 6% to 10% -- essentially half of our historical rates.

Applying these assumptions against our improved economics, our models currently show us being able to achieve 12% to 15% EPS growth over the next 3 to 5 years.

There are, of course, all sorts of caveats to these numbers related to interest rates, tax rates, continued reengineering and so on. But essentially our models indicate that, under the economic scenario I've defined for you, our growth objectives are achievable.

In addition to our earnings objective, the models also indicate that our group of businesses should deliver Return On Equity, on a consolidated basis, within our long-term targeted range.

Another point to note about this outlook is that it assumes our growth remains organic, which I believe is a more stable source of growth for the company. By focusing on core economic levers within each of our existing businesses - such as, reducing cardmember and client attrition, increasing average spending per card, increasing assets per client - I believe we have significant opportunity to grow our earnings.

It doesn't mean we won't pursue acquisitions that are targeted and appropriately valued.

But it does mean we are not dependent on making acquisitions to achieve our earnings target - we are not on a treadmill.

Now, as you know, we have not historically projected our short-term performance.

And, given the current environment, I have no intention of starting this practice now.

We enter 2003 as we entered 2002 - with a cautious outlook ... and with no expectation that economic conditions will significantly improve.

And our current business plans reflect this.

In addition, given the uncertainty of the environment, we've prepared contingency plans for each of our businesses.

Now I'm not saying we've anticipated, and are prepared for, every possible scenario, but these plans can help us make the tradeoffs we'd face should major events, such as a war in Iraq, occur.

Our 2002 performance gives me confidence in our ability to deal with challenges.

And the strong foundation we've built over the last 2 years makes me optimistic about our prospects over the moderate to long-term.

I feel we are well positioned to deliver strong long-term shareholder value.

One important element of our potential growth is American Express Financial Advisors.

Given the volatility of the equity markets and our recent financial performance I know that questions have been raised about Financial Advisors' growth potential and its future within our strategy.

I felt it was important to address these questions and issues head on, so I decided to put AEFA on today's agenda.

As we've told you over the last 18 months, we are implementing significant change at Financial Advisors.

o Some of the changes are remedial in nature and represent efforts to close historical gaps;

o While other actions represent proactive efforts to leverage AEFA's competitive strengths and advantages.

Many of these changes, however, have been behind the scenes, and their full impact is not yet evident in our results.

Also, a difficult market environment obscures the view of some of the benefits we've achieved.

As a result we want to use our time today to share some of our progress at Financial Advisors, and also share how we're thinking about growth.

In addition, we wanted to introduce you to some members of AEFA's executive team so you could hear directly from them about the changes occurring in their areas, and the strategies they're pursuing to position AEFA for growth. The goal today is to provide you with an understanding of:

o Financial Advisors' base business model structure and its inherent advantages;

o        The existing and potential growth opportunities available to us; and

o        The actions we've taken to capitalize on those opportunities.

I thought I would start off by addressing the question: "How does Financial Advisors fit within American Express?"

It is my view that American Express is fairly unique within financial services.

o We have the advantages of an operating company while still having two different, yet strong, businesses under one roof - global payments and retail financial services.

o The complementary nature of the earnings cycle of these businesses (which can be viewed as a "spend" business and an "invest" business) provide added flexibility to our overall company results.

o        And, we have generally delivered good, consistent returns.

While this has not been the case every year over the last 20 - there have clearly been exceptions -- the overall record for these businesses has been very good.

And I believe, on a stand-alone basis, both payments and financial services can deliver growth within our targeted ranges - on average and over time.

Using just about any metric you choose, our 1984 acquisition of IDS - now American Express Financial Advisors - has been a success.

AEFA's historical returns through 2001 are quite impressive.

And, in fact, even in the difficult environment of 2002, Financial Advisors generated earnings at a level close to what we paid for them.

As we've discussed with you a number of times, these results reflect:

o        the substantial economic benefits within AEFA's planning based approach

o and the combination of its in-house distribution system and manufacturing capabilities.

It is difficult to see AEFA's growth reverting back to the 15%+ levels of pre-2001.

But as you'll hear from Jim, even assuming equity market growth of only 8% (half the level of the late 1990's), the strengths of our business model, coupled with the changes implemented over the last two years, help position AEFA to grow at a level consistent with our 12% -- 15% financial target, on average and over time.

As a result, I am very comfortable with the strategic rationale for the co-existence of our payments and retail financial services businesses.

With that, let me now bring up Jim Cracchiolo, Group President of Global Financial Services, and Chairman and CEO of American Express Financial Advisors.